Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Life Quotes, Inc.

Darien, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95411) of Life Quotes, Inc. of our report dated March 5, 2010, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois
March 5, 2010